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Return Assured Incorporated and Internet Business's International, Inc. Announce
Letter of Intent to Merge

LOS ANGELES, May11 -- Return Assured Incorporated (NASDAQ: RTRN) and Internet Business's International, Inc. (OTCBB:IBUI) announced today that they have signed a letter of intent for Return Assured Incorporated ("Return Assured") to acquire Internet Business's International, Inc. ("IBUI") based in Las Vegas, Nevada.

The proposed transaction will be accomplished through a reverse triangular merger that will result in the current shareholders of Internet Business's International owning approximately 90% of the total outstanding shares of the combined companies on a fully diluted basis.

The merger is subject to the satisfactory completion of certain items including, but not limited to, due diligence, execution of definitive agreements, and shareholder approvals.

Return Assured's President and Chairman Matt Sebal stated, "By combining with Internet Business International, Return Assured will acquire a strong client base as well as several marketing channels to distribute the Return Seal of Approval. The acquisition will bring a whole new segment of the 'customer not present' market to us." He further stated that, "The Board of Directors believes that this acquisition will enhance shareholder value over the short and long term."

"We are excited by the opportunities that this will create for our shareholders," said Albert Reda, IBUI's Chief Executive Officer. "I think Internet Business's International can bring strong support to the `Return Seal of Approval' program and Return Assured can bring another exciting value-added service to our customers. We look forward to working with the management of Return Assured to create synergies in our e-commerce business from this combination." He continued, "We believe that this combination also afford us far greater financial flexibility, and trading on the NASDAQ Small Cap Market will substantially increase our ability to maximize the benefits for our shareholders."

About Internet Business's Internet, Inc.:

IBUI is a broad-based Internet company that generates revenue from the Internet through the products and services that it provides.

IBUI, through its four divisions, offers the following online services: ASP, B2B, B2C, e-commerce, online lending and leasing, a national Internet Service Provider that offers Web hosting and design through dial-up Internet access, high-speed Internet access through DSL (in the Western United States), and wireless Internet which currently offers service in Las Vegas and Woodland, Calif.

With eight offices in the United States and one in Europe, IBUI has more than 120 employees. For more information on IBUI please visit the company's web site at http://www.IBUI.net or call Albert Reda at (877) 541-9106.


About Return Assured Incorporated:

Strategically partnering with Lloyd's of London (http://www.lloyds.com) and IBM (http://www.ibm.com), Return Assured has developed a proprietary B2C and B2B value-added "Return Seal of Approval" for the electronic retail community that vets retailers with high standards and then indemnifies the consumer with a "no-hassle" guarantee in support of that particular retailer's return and customer service policy. For more information on Return Assured and its exclusive "Return Seal of Approval," please visit the company's web site at http://www.returnassured.com or call Matt Sebal at (877) 807-4664
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This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation and approvals, and the completion of the proposed transaction. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, Return Assured or Internet Business's International, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, Return Assured and Internet Business's International disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. The information contained on any web site referenced in this press release is not a part of this press release.